As filed with the Securities and Exchange Commission on September 28, 2007

Registration Statement No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

WASHINGTON TRUST BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Rhode Island
(State or Other Jurisdiction of Incorporation or Organization)

05-0404671
(I.R.S. Employer Identification No.)

23 Broad Street
Westerly, Rhode Island 02891
(401) 348-1200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)
_____________________

THE WASHINGTON TRUST COMPANY AMENDED AND RESTATED
NONQUALIFIED DEFERRED COMPENSATION PLAN
(Full Title of the Plans)
____________________

John C. Warren
Chairman and Chief Executive Officer
Washington Trust Bancorp, Inc.
23 Broad Street
Westerly, Rhode Island 02891
(401) 348-1200
 (Name, address, including zip code and telephone number, including area code, of agent for service)
____________________

With a copy to:

Paul W. Lee, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts  02109-2881
____________________

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Being Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.0625 per share (1)	9,500 (2)	$27.06(3)	$257,070 (1)
Deferred Compensation Obligations	$22,500,000 (4)	N/A	22,500,000 (5) $22,757,070	$698.64

(1)	This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933 based on the estimated amount of compensation being deferred under the Plan.

(2)
Plus such additional number of shares as may be required pursuant to The Washington Trust Company Amended and Restated Nonqualified Deferred Compensation Plan (the “Plan”) in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(3)
This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purposes of determining the amount of the registration fee.  The registration fee is based upon the average of the high and low prices for the Registrant’s Common Stock, par value $0.0625 per share, as reported on The Nasdaq Global Market on September 25, 2007.

(4)	The deferred compensation obligations are unsecured obligations of Washington Trust Bancorp, Inc. to pay deferred compensation in the future in accordance with the terms of the Plan.

(5)
This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933 based on the estimated amount of compensation that may be deferred under the Plan. Estimated for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

INTRODUCTORY NOTE

This Registration Statement on Form S-8 (a) registers 9,500 additional securities of the same class as other securities of Washington Trust Bancorp, Inc. (the “Registrant”) for which the Registrant previously filed a Registration Statement on Form S-8 under the Securities Act of 1933 relating to its Amended and Restated Nonqualified Deferred Compensation Plan (the “Plan”), and (b) relating to $22,500,000 of unsecured obligations (the “Obligations”) of the Registrant to pay deferred compensation in the future in accordance with the terms of the Plan.  Accordingly, the contents of the Registrant’s prior Registration Statement on Form S-8 (Registration No. 333-72277), as filed with the Securities and Exchange Commission (the “Commission”) on February 12, 1999, is hereby incorporated by reference pursuant to General Instruction E to Form S-8.  After giving effect to this filing, an aggregate of 34,500 shares of the Registrant’s Common Stock, par value $0.0625 per share (the “Common Stock”), and $24,000,000 of Obligations have been registered for issuance pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in the prospectus for the Plan, which the Registrant has excluded from this Registration Statement in accordance with the instructions to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference the following documents which have previously been filed with the Commission under the Securities Exchange Act of 1934:

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2007 and June 30, 2007;

•	the Registrant’s Current Reports on Form 8-K filed with the Commission on April 26, 2007 and September 24, 2007; and

•
the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed pursuant to the Exchange Act, including any amendments and reports filed for the purpose of updating such description.

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of such documents (in each case, other than information in such documents that is deemed not to be filed).

Item 6.  Indemnification of Directors and Officers.

The Registrant is a publicly-owned, registered bank holding company, organized in 1984 under the laws of the State of Rhode Island, whose subsidiaries are permitted to engage in banking and other financial services and businesses. Section 7-1.2-814 of the Rhode Island Business Corporation Act, as amended, provides that a corporation generally has the power to indemnify directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses, including attorneys’ fees, actually incurred in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, to which such director, officer, employee or agent may be a party by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the corporation’s best interests, (b) in all other cases, that his or her conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

In accordance with Section 7-1.2-202 of the Rhode Island Business Corporation Act, Article Eleventh of the Restated  Articles of Incorporation, as amended, of the Registrant provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of such director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 7-1.2-811 of the Rhode Island Business Corporation Act, which relates to liability for unauthorized acquisitions or redemptions of, or dividends or distributions on, capital stock, or (iv) for any transaction from which the director derived an improper personal benefit (unless such transaction is permitted by Section 7-1.2-807 of the Rhode Island Business Corporation Act, which relates to director conflicts of interest).

The Registrant’s By-Laws provide for indemnification to the fullest extent permitted under the Rhode Island Business Corporation Act.  Specifically, the Registrant’s By-Laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding; provided, however, that if required under applicable law, such person delivers a written affirmation that such person has met the standards of care required under such provisions to be entitled to indemnification.  With respect to possible indemnification of directors, officers and controlling person of the Registrant for liabilities arising under the Securities Act, as amended, pursuant to such provisions, the Registrant is aware that the Commission has publicly taken the position that such indemnification is against public policy as expressed in Securities Act and is, therefore unenforceable.

Section 7-1.2-814(i) of the Rhode Island Business Corporation Act and Section 8.04 of the Registrant’s By-Laws provide that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or who, while a director, officer, employee or agent of the Registrant, is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such persons in any such  capacity.  The Registrant has obtained insurance covering its directors and officers against losses and insuring the Registrant against certain of its obligations to indemnify its directors and officers.

Item 8.                      Exhibits.

The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibits

Exhibit No.	Exhibit
3.1	Restated Articles of Incorporation of the Registrant (1)
3.2	Amendment to Restated Articles of Incorporation (2)
3.3	Amended and Restated By-Laws of Washington Trust Bancorp, Inc. (3)
5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered (4)
10.1	Amended and Restated Nonqualified Deferred Compensation Plan (4)
15.1	Letter regarding unaudited financial information from KPMG LLP, as independent auditors (4)
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1) (4)
23.2	Consent of KPMG LLP, as independent auditors (4)
24.1	Powers of Attorney (included on signature pages to this Registration Statement) (4)
_____________________

(1)
Incorporated by reference Exhibit 3.a to Washington Trust Bancorp, Inc.’s Annual Report on Form 10-K (File No. 000-13091) for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 16, 2001.

(2)
Incorporated by reference to Exhibit 3.b to Washington Trust Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as field with the Securities and Exchange Commission on March 20, 2003.

(3)	Incorporated by reference to Exhibit 3.1 to Washington Trust Bancorp, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 24, 2007.

(4)	Filed herewith.

Item 9.                      Undertakings.

(a)           The registrant hereby undertakes:

(1)           To file, during any period in which offers are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Westerly, the State of Rhode Island on this 28th day of September 2007.

WASHINGTON TRUST BANCORP, INC.

By:	/s/ John C. Warren
John C. Warren

Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of John C. Warren and David V. Devault such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John C. Warren	Chairman and Chief Executive Officer and Director (principal executive officer)	September 28, 2007
John C. Warren

/s/ David V. Devault	Executive Vice President, Secretary, Treasurer and Chief Financial Officer (principal financial and accounting officer)	September 28, 2007
David V. Devault

/s/ Gary P. Bennett	Director	September 28, 2007
Gary P. Bennett
Director
Steven J. Crandall

/s/ Larry J. Hirsch	Director	September 28, 2007
Larry J. Hirsch

Director
Barry G. Hittner

/s/ Katherine W. Hoxsie	Director	September 28, 2007
Katherine W. Hoxsie

/s/ Mary E. Kennard	Director	September 28, 2007
Mary E. Kennard

/s/ Edward M. Mazze	Director	September 28, 2007
Edward M. Mazze

/s/ Kathleen E. McKeough	Director	September 28, 2007
Kathleen E. McKeough

/s/ Victor J. Orsinger II	Director	September 28, 2007
Victor J. Orsinger II

Director
H. Douglass Randall, III

Director
Patrick J. Shanahan, Jr.

/s/ James P. Sullivan	Director	September 28, 2007
James P. Sullivan

/s/ Neil H. Thorp	Director	September 28, 2007
Neil H. Thorp

/s/ John F. Treanor	Director	September 28, 2007
John F. Treanor

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1	Restated Articles of Incorporation of the Registrant (1)
3.2	Amendment to Restated Articles of Incorporation (2)
3.3	Amended and Restated By-Laws of Washington Trust Bancorp, Inc. (3)
5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered (4)
10.1	Amended and Restated Nonqualified Deferred Compensation Plan (4)
15.1	Letter regarding unaudited financial information from KPMG LLP, as independent auditors (4)
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1) (4)
23.2	Consent of KPMG LLP, as independent auditors (4)
24.1	Powers of Attorney (included on signature pages to this Registration Statement) (4)
_____________________

(1)
Incorporated by reference Exhibit 3.a to Washington Trust Bancorp, Inc.’s Annual Report on Form 10-K (File No. 000-13091) for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 16, 2001.

(2)
Incorporated by reference to Exhibit 3.b to Washington Trust Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as field with the Securities and Exchange Commission on March 20, 2003.

(3)	Incorporated by reference to Exhibit 3.1 to Washington Trust Bancorp, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 24, 2007.

(4)	Filed herewith.